                                                                     Exhibit 4.5


                                                                       EXECUTION



                          SUBSIDIARY SECURITY AGREEMENT



          THIS SUBSIDIARY SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "SECURITY AGREEMENT") is made and entered into as of May 30, 1996 by each of the corporations that are signatories hereto either upon execution hereof as of the date hereof or by execution of an Addendum to Subsidiary Security Agreement in the form annexed hereto and made a part hereof as EXHIBIT "A" (each, a "DEBTOR" and collectively, "DEBTORS"), in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee for the ratable benefit of the holders (the "SECURITYHOLDERS") from time to time of the Senior Secured Notes (as hereinafter defined) (the "TRUSTEE").

                                    RECITALS

          a. Debtors are each a Subsidiary of Four M Corporation, a Maryland corporation ("ISSUER") which is a party to that certain indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), between Issuer and Trustee, pursuant to which Issuer will issue $170 million principal amount of its 12% Senior Secured Notes due 2006 (including all Series A and Series B Senior Secured Notes to be issued from time to time pursuant to the Indenture, collectively, the "SENIOR SECURED NOTES"), the proceeds of which will be used to fund in part the acquisition by Issuer and its Subsidiaries of substantially all of the assets of St. Joe Container Company and to refinance certain indebtedness of Issuer and its Subsidiaries. All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Security Agreement.

          B. The terms of the Indenture require that each Debtor execute and deliver this Security Agreement in order to secure the payment and performance by Issuer of all of its Obligations (as defined in the Indenture) under the Indenture, the Senior Secured Notes and the Collateral Documents to which Issuer is a party and by Debtors of all of their Obligations under all of the Collateral Documents to which they are parties (collectively, the "SECURED OBLIGATIONS").

          C. Debtors expect to realize direct and indirect benefits as a result of the issuance of the Senior Secured Notes.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the premises, to induce the Securityholders to purchase the Senior Secured Notes and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtors hereby jointly and severally agree with Trustee, for Trustee's benefit and the ratable benefit of the Securityholders, as follows:

          1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Indenture unless the context otherwise requires. Terms used herein which are defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the "UCC") and not otherwise defined herein shall have the meanings ascribed thereto in the UCC.

          In addition to those terms elsewhere expressly defined in this Security Agreement, as used herein, the following terms shall be defined as set forth below:

          "ACCELERATION DATE" has the meaning assigned in Section 9.

          "ACCELERATION PERIOD" has the meaning assigned in Section 9.

          "ACCELERATION RIGHTS" has the meaning assigned in Section 9.

          "ACCOUNTS" means any "account," as such term is defined in
Section 9-106 of the UCC, now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights, and shall also include all cash and bank accounts, but in no event shall include Accounts with respect to Inventory and other Excluded Property described in paragraph 1 of the definition thereof.

          "ARTICLE 8 SECURITIES" means all "securities" as defined in Article 8 of the UCC, whether now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights.

          "ASSEMBLY DATE" has the meaning assigned in Section 9.

          "BANKRUPTCY CODE" means the United States Bankruptcy Code, as amended from time to time.

          "BANKRUPTCY DEFAULT" means a Default under Section 6.01(i) or (j) of the Indenture, without giving effect to the passage of time.

          "CASUALTY INSURANCE" has the meaning assigned in Section 4(k).

          "CHATTEL PAPER" means any "chattel paper," as such term is defined in
Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by any Debtor or in which


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


any Debtor now has or hereafter acquires any rights and wherever located, but in no event shall include any property of any Debtor described in paragraph 1 of the definition of Excluded Property.

          "COLLATERAL" has the meaning assigned in Section 2.

          "COLLATERAL ACCOUNT" means, collectively, the accounts established by any Debtor for the benefit of Trustee pursuant to Section 10.11 of the Indenture and this Security Agreement and designated, collectively, as the "Cash Collateral Account."

          "CONTRACTS" means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Debtor may now or hereafter have any right, title or interest and wherever located.

          "COPYRIGHT LICENSE" means (a) any written agreement naming any Debtor as licensor or licensee, granting any right in or to any Copyright or copyright registration in the United States or any foreign country, including, without limitation, any thereof referred to in Schedule F hereto, or (b) any and all present and future agreements, including, without limitation, assignments and consents, as any such agreements may from time to time be amended or supplemented, pursuant to which such Debtor now has or hereafter acquires any direct or beneficial interest in any Copyright, or is a grantor of rights to any third party with respect to any Copyright, whether as a party to any such agreement or as an assignee of any rights under any such agreement, including, without limitation, any thereof referred to in Schedule F hereto.

          "COPYRIGHTS" means (a) the copyrights in all original works of authorship fixed in any tangible medium of expression (including, without limitation, any thereof referred to in Schedule F hereto), including, without limitation, all databases, source codes, object codes and manuals, whether published or unpublished, now or hereafter existing, in the United States and all foreign countries, and all applications, registrations, renewals, extensions and recordings relating thereto filed in the United States Copyright Office or in any other governmental office or agency in the United States or any foreign country, in each case in which any Debtor has any right, title or interest, and all other rights which such Debtor presently has or hereafter acquires pursuant to any Copyright License, including, without limitation, copyright assignments, exclusive and nonexclusive licenses, and (b) all right, title and interest of such Debtor in all physical materials embodying works with respect to which such Debtor owns or holds rights in any Copyrights or Copyright Licenses.

          "CREDIT AGREEMENT" means (1) the Financing and Security Agreement by and among Issuer and certain of its Subsidiaries, and the lenders named therein (and any successor lenders) and Nationsbank, N.A., as agent for the lenders (and any successor agent), dated May 30, 1996, and (2) any amendments, modifications, successor or replacement agreements thereof, provided none of the foregoing contravene (a) the provisions of the Indenture or (b) Section 3(i) of this Security Agreement.


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


          "DEFAULT RATE" means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) two percent (2%) per annum in excess of the interest rate borne by the Senior Secured Notes upon issuance thereof.

          "DISPOSITION" means the sale, assignment, transfer, lease, conveyance or other disposition by any Debtor of any Property of such Debtor, including, without limitation an involuntary disposition as a result of a casualty or condemnation.

          "DOCUMENTS" means any "documents," as such term is defined in
Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights and wherever located, but in no event shall include any property of any Debtor described in paragraph 1 of the definition of Excluded Property.

          "EQUIPMENT" means any "equipment," as such term is defined in Section 9-109(2) of the UCC, now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights and wherever located, and, in any event, shall include, without limitation, all machinery, equipment, furnishings, Fixtures, vehicles and computers and other electronic data-processing and other office equipment now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights and wherever located, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

          "EXCLUDED PROPERTY" means, with respect to each Debtor:

          (1) (a) all presently existing or hereafter acquired or created accounts of Debtor (whether or not earned by performance) and other rights of Debtor to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights of Debtor to receive payments under presently existing or hereafter acquired or created letters of credit) of Debtor to the extent any of the foregoing arise out of the sale or lease of Inventory of Debtor or services rendered by Debtor, whether or not any or all of the foregoing is on open account or evidenced by or set forth in or arising out of any present or future chattel paper (as defined in clause (c) below), note, draft, lease, acceptance, writing, bond, credit insurance policy, instrument (as defined in clause (e) below), document (as defined in clause (d) below), or writings and all extensions and renewals of any thereof, all collateral security of any kind (including real property mortgages and deeds of trust) and letters of credit given by any Person with respect to any or all of the foregoing, and all claims or causes of action (whether at law or in equity, arising from contract, tort, by operation of law or otherwise) now existing or hereafter arising in connection with or under any or all of the foregoing, and all proceeds (cash and non-cash) of the foregoing;

               (b) (i) all goods (excluding equipment, fixtures, vehicles, railroad cars, boats and barges, aircraft, and other goods which Debtor purchased or leased for use in

Debtor's business) which are held by Debtor for sale or lease, which are to be furnished under contracts of service or are so furnished, or which are raw materials, work in process or materials (including, without limitation, packing materials) used or consumed in Debtor's business, and (ii) all warranties (express or implied, including, without limitation, warranties of title, fitness for use, and merchantability) and other rights of Debtor against Persons in their capacity as sellers with respect to such goods and all cash and non-cash proceeds thereof (all of the foregoing, collectively, "INVENTORY");

               (c) any writing or writings which evidence both a monetary obligation with respect to and a security interest in or lease of Debtor's Inventory and all cash and non-cash proceeds thereof; and any returned, rejected or repossessed Inventory of Debtor covered by any such writing or writings and all cash and non-cash proceeds thereof (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed Inventory;

               (d) all documents of title relating to Debtor's Inventory, whether now existing or hereafter acquired or created, and all proceeds (cash and non-cash) of the foregoing;

               (e) any negotiable instrument (as defined under Article 3 of the Uniform Commercial Code) or any other writing (and all proceeds (cash and non-cash) of the foregoing) which both (i) evidences a right of Debtor to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary indorsement and (ii) has been received by Debtor with respect to Debtor's accounts (as defined in clause (a)), chattel paper (as defined in clause (c)) or Inventory;

               (f) Excluded Purchase Rights;

               (g) all credit insurance policies and insurance covering Debtor's Inventory and all cash and non-cash proceeds thereof; and

               (h) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing items
(a) through (g).

          (2) any property which is the subject of a purchase money financing permitted by the provisions of the Indenture to the extent the terms of such permitted purchase money financing prohibit such property to be pledged in favor of Trustee and constitutes a Permitted Lien;

          (3) in the case of Equipment leased in accordance with the terms of the Indenture, such Equipment to the extent the pledge thereof to Trustee is prohibited by the terms of such lease; and

          (4) the Limited Contribution Rights.

          "FACILITY REAL PROPERTY" has the meaning assigned in Section 4(k).

          "FIXTURES" means all materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by any Debtor and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Facility Real Property, and including, but not limited to, any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, security systems and equipment (including cameras), telecommunication installations (including wiring and fiber optic cable), generating, cleaning, waste disposal, transportation (of people or things, including, but not limited to, stairways, elevators, escalators, and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, telephone, storm and sanitary sewer facilities, and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing.

          "FLOOD INSURANCE" has the meaning assigned in Section 4(k).

          "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights, and, in any event, shall include, without limitation, all right, title and interest which any Debtor may now or hereafter have in or under any Contract, causes of action, franchises, tax refund claims, customer lists, Trademarks, Patents, rights in intellectual property, Licenses, permits, Copyrights, trade secrets, proprietary or confidential information, inventions and discoveries (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, business records data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, all claims under guaranties, security interests or other security held by or granted to any Debtor to secure payment of the Accounts by an account debtor obligated thereon, all rights of indemnification and all other intangible property of any kind and nature.

          "GOVERNMENTAL AUTHORITY" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency or entity that is vested by a governmental agency with applicable jurisdiction over a Person, or (e) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has given its general consent.

          "INSTRUMENTS" means any "instrument," as such term is defined in
Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights and wherever located, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper, but in no event shall include any property of any Debtor described in paragraph 1 of the definition of Excluded Property.

          "INTERCOMPANY DEBT" means any indebtedness payable to any Debtor by any Person which is a direct or indirect Subsidiary of any Debtor.

          "INVENTORY LIQUIDATION PERIOD" has the meaning assigned in Section 9.

          "ITEM OF PAYMENT" means each check, draft, cash, money, instrument, item, and other remittance, in each of the foregoing cases, which is received in payment or on account of payment of the Collateral or otherwise with respect to any Collateral; and "ITEMS OF PAYMENT" means the collective reference to all of the foregoing.

          "LANDLORD WAIVER" has the meaning assigned in Section 4(p).

          "LAWS" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

          "LEASED PROPERTY" (collectively, "LEASED PROPERTIES") has the meaning assigned in Section 4(k).

          "LICENSE" means any Patent License, Trademark License or other license under which any Debtor is the licensor or licensee and in the case of Licenses under which any Debtor is the licensor, all rights to collect royalties thereunder.

          "LIMITED CONTRIBUTION RIGHTS" means the collective reference to the rights of contribution arising in favor of any one or more of the Borrowers (under and as defined in the Credit Agreement as in effect on the date hereof) from another Borrower (under and as defined in the Credit Agreement as in effect on the date hereof) on account of the other Borrower's receipt of loan proceeds under the Credit Agreement in excess of that to which such Borrower would be entitled based on its portion of the Borrowing Base (under and as defined in the Credit Agreement).

          "MORTGAGEE WAIVER" has the meaning assigned in Section 4(p).

          "PATENT" or "PATENTS" means one or all of the following now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights, including, without limitation, pursuant to any Patent License, and wherever located: (a) all letters patent of the United States or any other country and all applications for letters patent of the United States or any other country, (b) all reissues, reexaminations, continuations, continuations-in-part, divisions, and extensions of any of the foregoing, and
(c)
all inventions claimed and disclosed in the Patents and any and all trade secrets and know-how related thereto.

          "PATENT LICENSE" means any written agreement granting any right to make, use, sell and/or practice any invention or discovery that is the subject matter of a Patent now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights.

          "PAYMENT DEFAULT" means a Default under Section 6.01(a) or (b) of the Indenture, without giving effect to any applicable notice and/or cure periods.

          "PROCEEDS" means "Proceeds," as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to any Debtor from time to time with respect to any of the Collateral or the Facility Real Property including, without limitation, in connection with the insurance policies required to be maintained pursuant to the provisions of
Section 4(k), (b) any and all payments (in any form whatsoever) made or due and payable to any Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral or the Facility Real Property by any Governmental Agency (or any Person acting under color of governmental authority), (c) any claim of any Debtor against third parties (i) for past, present or future infringement of any Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or the Facility Real Property.

          "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

          "PURCHASE AGREEMENT" means that certain Asset Purchase Agreement dated as of November 1, 1995, as amended, supplemented or otherwise modified from time to time, among Four M Corporation, Port St. Joe Paper Company, Seller and certain of its affiliates, as that Asset Purchase Agreement was amended by first, second and third letter agreements, letter, dated January 10, 1996 and letter, dated May 16, 1996 and as the same may from time to time be amended, restated, supplemented or modified, together with all exhibits and schedules thereto.

          "PURCHASE AGREEMENT DOCUMENTS" means collectively the Purchase Agreement and any and all other agreements, documents or instruments, previously, now or hereafter executed and delivered by Seller, in connection with the Purchase Agreement Transaction.

          "PURCHASE AGREEMENT RIGHTS" means all of any Debtor's rights, title and interest, if any, in, to, and under, the Purchase

Agreement and all of the Purchase Agreement Documents, (except to the extent the same pertain solely to the Excluded Property described in paragraph 1 of the definition thereof) including, without limitation, all of the benefits of any representations and warranties provided by Seller and any and all rights, if any, of any Debtor to indemnification from Seller or any other Person contained therein. Notwithstanding the foregoing, the Purchase Agreement Rights shall not include the benefits of any representations and warranties or rights of any Debtor to indemnification from Seller to the extent same shall relate solely to the Excluded Property described in paragraph 1 of the definition thereof in existence at the closing of the Purchase Agreement Transaction (collectively, the "EXCLUDED PURCHASE RIGHTS").

          "PURCHASE AGREEMENT TRANSACTION" means that portion of the purchase agreement transaction under the provisions of the Purchase Agreement dealing with the sale of the Container Assets and the Container Business (as each such term is defined in the Purchase Agreement) by Seller.

          "REFINANCING INDEBTEDNESS" means any indebtedness issued in exchange for or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund the Secured Obligations in a transaction in which the same are repaid or satisfied in full.

          "SELLER" means St. Joe Container Company, a Florida corporation, as seller of the Container Assets.

          "STOCK COLLATERAL" means all of the capital stock of any Person owned by any Debtor or any Guarantor, including, without limitation, the capital stock of any Debtor owned by any Guarantor.

          "TRADEMARK" or "TRADEMARKS" means one or all of the following now owned or hereafter acquired by any Debtor or in which any Debtor now has or,hereafter acquires any rights (including, without limitation, pursuant to any Trademark License) : (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of any State of the United States or any other country or any political subdivision thereof, (b) all extensions or renewals thereof and
(c) the goodwill of any Debtor's business and other General Intangibles connected with the use of, and symbolized by, any of the foregoing.

          "TRADEMARK LICENSE" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any rights.

          2. CREATION OF SECURITY INTEREST. In order to secure the Secured Obligations, each Debtor hereby grants to Trustee, for Trustee's benefit and the ratable


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


benefit of the Securityholders, a continuing security interest in all such Debtor's rights, title and interest in and to any and all of the personal property and fixtures now owned or at any time hereafter acquired by such Debtor or in which such Debtor now or hereafter has any interest, including but not limited to the following (collectively, but excluding the Excluded Property, the "COLLATERAL" ):

          (i)  the Purchase Agreement Rights; and

          (ii) (a)  all Accounts;
               (b)  all Article 8 Securities;
               (c)  all Chattel Paper;
               (d)  all Contracts;
               (e)  all Documents;
               (f)  all Equipment;
               (g)  all General Intangibles;
               (h)  all Instruments;
               (i)  all Intercompany Debt;
               (j)  all Patents;
               (k)  all Patent Licenses;
               (l)  all Refinancing Indebtedness;
               (m)  all Stock Collateral;
               (n)  all Trademarks;
               (o)  all Trademark Licenses;
               (p)  all Items of Payment;
               (q)  all books and records pertaining to the Collateral; and
               (r) to the extent not otherwise included, all Proceeds and products of any of the foregoing.

Notwithstanding anything contained in this Security Agreement to the contrary, "COLLATERAL" shall not include any Excluded Property.

          3. REPRESENTATIONS AND WARRANTIES. Each Debtor hereby jointly and severally represents and warrants that:

               (a) LEGAL POWER. The execution, delivery and performance by each Debtor of this Security Agreement and all documents contemplated hereby are within each Debtor's legal powers, have been duly authorized by all requisite action of each Debtor, require no action by or in respect of, or filing with (except for any filings provided for hereunder), any Governmental Authority, require no consent of any other person (other than Landlord Waivers and Mortgagee Waivers which have been obtained) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of any Debtor or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Debtor or result in the creation or imposition of any Lien on any asset of any Debtor (other than the Lien created by this Security Agreement).


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


               (b) ENFORCEABILITY. This Security Agreement constitutes a legally valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity and commercial reasonableness.

               (c) SECURITY INTEREST. The Collateral is (or, to the extent Collateral is acquired after the date hereof, will be) owned by Debtors. The security interest created hereby in the Collateral is a valid, enforceable and, except with respect to items of Collateral in which a security interest cannot be created pursuant to the Uniform Commercial Code as in effect from time to time in the applicable jurisdictions, such security interest constitutes a perfected security interest in the Collateral subject in priority only to Liens described in clauses (iv), (v), (vii), (viii), (ix) and (x) of the definition of Permitted Liens in the Indenture and all amendments, modifications, successors to and replacements of such Liens to the extent permitted under clause (xi) of the definition of Permitted Liens in the Indenture (the Liens described in said clauses being hereinafter referred to as the "PERMITTED LIENS"). There are no other security interests in, or Liens on the Collateral or any portion thereof, except for Permitted Liens, and no financing statement, notice of Lien, assignment or collateral assignment, mortgage or deed of trust covering the Collateral or any portion thereof ("LIEN NOTICE") exists or is on file in any public office, except with respect thereto and with respect to the Lien created by this Security Agreement and the other Collateral Documents, and Liens to be released concurrently with the issuance of the Senior Secured Notes.

               (d) FEDERAL TAXPAYER I.D. NUMBER; OFFICES. (i) The chief executive office of each Debtor ("CHIEF EXECUTIVE OFFICE") is set forth in SCHEDULE A. No Debtor has a place of business other than as set forth in SCHEDULE A, except as permitted hereafter by Section 4(c) hereof.

                    (ii) Each Debtor's federal employer taxpayer identification number is as set forth on SCHEDULE I.

               (e) BUSINESS NAMES. No Debtor has conducted business under any name during the five (5) years preceding the date hereof, other than the names set forth on SCHEDULE B hereto.

               (f) VEHICLES. SCHEDULE C is a complete and correct list of all motor vehicles owned or leased by each Debtor on the date hereof.

               (g) ROLLING STOCK. SCHEDULE D is a complete and correct list of all rolling stock and locomotives owned or leased by each Debtor on the date hereof.

               (h) SHIPS. SCHEDULE E is a complete and correct list of all ships, boats and barges owned or leased by each Debtor on the date hereof.


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


               (i) CREDIT AGREEMENT SECURITY INTEREST. None of the agent for or the lenders under the Credit Agreement has a security interest in the Collateral or any part thereof under or arising out of the Credit Agreement or any other agreement or document contemplated thereby. None of the agent for or the lenders under the Credit Agreement has any right to or has taken or claimed or attempted to take or claim a security interest in any property of Debtors other than the Excluded Property described in paragraph 1 of the definition thereof. The agent for and the lenders under the Credit Agreement have reviewed this Security Agreement.

               (j)  CONDITION OF ISSUER AND ITS SUBSIDIARIES.   Each Debtor
represents and warrants to Trustee that each Debtor has established adequate means of obtaining from each of Issuer and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each of Issuer and its Subsidiaries and the Facility Real Property owned or leased by each of them, and each Debtor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of each of Issuer and its Subsidiaries and the Facility Real Property owned or leased by each of them. Each Debtor hereby expressly waives and relinquishes any duty on the part of Trustee (should any such duty exist) to disclose to any Debtor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of any of Issuer or its Subsidiaries or the Facility Real Property owned or leased by each of them, whether now known or hereafter known by Trustee during the life of this Security Agreement. With respect to any of the Secured Obligations, Trustee need not inquire into the powers of Issuer or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Secured Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

          4.   COVENANTS.

               (a) LIEN NOTICES. Each Debtor will defend its interest in the Collateral against all claims and demands of all Persons at any time claiming the same or any part thereof or interest therein, will not grant any security interest (whether senior, junior or PARI PASSU with the Lien granted to Trustee hereunder) to any other Person in the Collateral or any part thereof or any interest therein and will not permit any Lien Notices with respect to the Collateral or any portion thereof to exist or be on file in any public office for more than thirty (30) days, except with respect to the Lien in favor of Trustee for the benefit of the Securityholders and Permitted Liens.

               (b) LOCATION OF COLLATERAL. Each Debtor will keep all of its Collateral now held or subsequently acquired by it at the locations specified on SCHEDULE A hereto, or at locations hereafter established in compliance with
Section 4(c) hereof (except for (i) Collateral held by Trustee, (ii) motor vehicles, trailers and rolling stock, and (iii) Collateral temporarily in transit between such locations), unless such Debtor shall have given Trustee prior written notice thereof and shall have in advance executed and caused to be filed and/or delivered to Trustee any financing statements or other documents required in order to perfect, protect and preserve the Liens created hereby, all in form and substance satisfactory to Trustee.

               (c) LOCATION OF OFFICES; LEGAL STRUCTURE. No Debtor will change the location of its Chief Executive Office or establish any place of business other than those set forth on SCHEDULE A hereto, or voluntarily or involuntarily change its legal structure, unless such Debtor shall have given Trustee prior written notice thereof and shall have in advance executed and caused to be filed and/or delivered to Trustee any financing statements or other documents required in order to perfect, protect and preserve the Liens created hereby, all in form and substance satisfactory to Trustee.

               (d) FURTHER ASSURANCES. Each Debtor will, promptly upon request by Trustee, execute and deliver or use its best efforts to give any notices, execute and file or procure any financing statements or other documents, all in form and substance satisfactory to Trustee, mark any chattel paper constituting Collateral, deliver any chattel paper or instruments constituting Collateral to Trustee and take any other actions that are necessary or, in the reasonable opinion of Trustee, desirable to perfect or continue the perfection and the priority of Trustee's security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of third persons other than holders of Permitted Liens or to effect the purposes of this Security Agreement. Each Debtor hereby authorizes Trustee to file any financing or continuation statements with respect to the Collateral without the signature of such Debtor to the extent permitted by applicable law. Debtors will pay all costs incurred in connection with any of the foregoing.

               (e) NO LIENS; AMENDMENT OF THE CREDIT AGREEMENT. Without the prior written consent of Trustee, no Debtor will (i) in any way hypothecate or create or permit to exist any Lien on or other interest in (A) the Collateral except for the Permitted Liens and Liens described in clauses (i), (iii) and
(vi) of the definition of Permitted Liens in the Indenture, (B) the Limited Contribution Rights or (C) the Excluded Property described in paragraph 1 of the definition thereof except with respect to indebtedness permitted to be incurred under the Credit Agreement in accordance with the provisions of Section 4.09(i) of the Indenture, (ii) amend, modify or enter into a replacement of the Credit Agreement or enter into a similar agreement, which amendment, modification, replacement or similar agreement would grant a security interest in any property of Debtor to the agent for or to the lenders under the Credit Agreement other than Excluded Property described in paragraph 1 of the definition thereof, or
(iii) grant a security interest in Excluded Property of the type described in paragraph 1 of the definition thereof to any Person other than the agent for or the lenders under the Credit Agreement from time to time.

               (f) DISPOSITION OF COLLATERAL. No Debtor will sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of the Collateral in violation of the Indenture. If the Proceeds of any such sale are money, notes, instruments, securities, documents of title, letters of credit or chattel paper, such Proceeds shall be promptly delivered to Trustee in the form received to be deposited in the Collateral Account and held as Collateral and applied as provided in the Indenture. If the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of Trustee shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and Debtors will hold the Proceeds thereof in a separate account for the benefit of Trustee and the Securityholders and transfer such Proceeds to Trustee in kind to be deposited in the Collateral Account and held as Collateral hereunder and thereunder.

               (g) RIGHTS OF TRUSTEE. Trustee shall have the right at any time to make any payments and do any other acts that Trustee may deem necessary to protect its security interest in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any Lien (other than a Permitted Lien referred to in Section 4(e)), whether senior, JUNIOR or PARI PASSU with the Lien granted to Trustee hereunder, and challenge any action or proceeding purporting to affect its security interests in the Collateral. Debtors hereby agree jointly and severally to reimburse Trustee for all payments made and expenses incurred under this Security Agreement including reasonable fees, expenses and disbursements of attorneys and paralegals acting for Trustee, including any of the foregoing payments under or acts taken to perfect or protect its security interests in the Collateral, which amounts shall constitute part of the Secured Obligations and shall be secured under this Security Agreement, and agree that they shall be bound by any payment made or act taken by Trustee hereunder. All such amounts shall earn interest at the Default Rate from the date incurred and be payable by Debtors to Trustee upon demand.
Trustee shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

               (h) CERTIFICATES OF TITLE. Promptly upon request by Trustee, each Debtor will deliver to Trustee all original certificates of title with respect to motor vehicles, trailers and other titled Collateral hereunder owned by such Debtor, duly granting a security interest in favor of Trustee and accompanied by all required duly executed transfer forms.

               (i) RECORDS. Each Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

               (j) ACCESS. Trustee shall at all times upon reasonable prior notice to the applicable Debtor have full and free access during normal business hours to all the books, correspondence and records of each Debtor relating to the Collateral, and Trustee and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Debtor agrees to render to Trustee, at such Debtor's cost and expense, such clerical and other assistance, at all times and in such manner as may reasonably be requested with regard thereto. Trustee and its representatives shall at all times upon reasonable prior notice also have the right to enter, during normal business hours, into and upon any Facility Real Property for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

               (k)  INSURANCE.

                    (i) CASUALTY; BUSINESS INTERRUPTION. Except as expressly hereinafter provided, each Debtor shall keep the Collateral and all buildings and improvements owned or leased by such Debtor now or at any time hereafter, including any such buildings and improvements where any Collateral is located (collectively and individually, the "FACILITY REAL PROPERTY") insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof (without reduction for depreciation or co-insurance), and shall maintain such other casualty insurance (which shall include, without limitation, boiler and machinery coverage) of such types and against such risks, hazards, liabilities, casualties and contingencies in such amounts (which shall in no event be less than the fair market value of the Inventory, the Equipment and the Facility Real Property owned or leased by such Debtor) and with such deductibles as are usually insured against by business entities engaged in the same or similar business as Debtors which amounts shall in no event be less than, and which deductibles shall in no event be greater than, those existing as of the date hereof (all of the foregoing, collectively, "CASUALTY INSURANCE"). Except as expressly hereinafter provided, each Debtor shall keep the Facility Real Property owned or leased by such Debtor insured against loss by flood (such insurance, "FLOOD INSURANCE") if the Facility Real Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any successor act thereto) in an amount at least equal to the lesser of (a) the appraised value of the Facility Real Property or (b) the maximum limit of coverage available under said act. Notwithstanding the foregoing, each Debtor shall be deemed to be in compliance with the requirements of this
     Section 4(k) to maintain Casualty Insurance and Flood Insurance with respect to any buildings and improvements leased by such Debtor (each, a "LEASED PROPERTY", collectively, "LEASED PROPERTIES") to the extent the landlord under any such lease is required to maintain Casualty Insurance and Flood Insurance. Each Debtor shall maintain use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve (12) months anticipated gross rental income or gross business earnings, as applicable in each case, attributable to the Facility Real Property owned or leased by such Debtor. No Debtor shall maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed. The Net Proceeds (as defined in the Indenture) of insurance payable to any Debtor, as its interest may appear, on account of any damage or destruction to the Equipment and/or Facility Real Property shall be paid and applied as provided in Section 4(k)(v).

                    (ii) LIABILITY. Each Debtor shall maintain commercial general liability insurance with respect to the Facility Real Property owned or leased by such Debtor providing for limits of liability of not less than $20,000,000 for both injury to or death of a person and for property damage per occurrence, which insurance shall include, without limitation, automobile liability, products liability, contractual liability, workers' compensation/employer's liability, excess umbrella liability and directors' and officers' liability insurance, in such amounts and with such deductibles as are usually carried by business entities engaged in the same or similar business as Debtors, which amounts shall in no event be less than, and which deductibles shall in no event be greater than, those existing as of the date hereof.

                    (iii) FORM AND QUALITY. All insurance policies required to be maintained by any Debtor under this Section 4(k) shall be endorsed in form and substance reasonably acceptable to Trustee to name Trustee as an additional insured or loss payee thereunder, as its interest may appear, with loss payable to Trustee, without contribution, under a standard New York (or local equivalent) insuring clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the state where the Facility Real Property is located, with a rating of "A-IX" or better as established by Best's Rating Guide. Each policy shall provide that such policy may not be cancelled or materially changed except upon thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to Trustee and that no act or thing done by any Debtor shall invalidate any policy as against Trustee. If any Debtor fails to maintain insurance in compliance with this Section 4(k), Trustee may obtain such insurance and pay the premium therefor and Debtors shall, on demand, jointly and severally reimburse Trustee for all expenses incurred in connection therewith with interest on all such amounts from the date advanced at the Default Rate. Each Debtor shall assign all of its interests in the policies or proofs of insurance to Trustee, in such manner and form that Trustee and its successors and assigns shall at all times have and hold the same as security for the payment of the Secured Obligations. Each Debtor shall deliver copies of all original policies certified to Trustee by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. The Proceeds of insurance policies coming into the possession of Trustee shall not be deemed trust funds, and Trustee shall be entitled to apply such Proceeds as provided herein or in the Indenture.

                    (iv) ADJUSTMENTS. Each Debtor shall give immediate written notice of any loss pertaining to the Facility Real Property owned or leased by such Debtor to the insurance carrier. Each Debtor hereby irrevocably authorizes and empowers Trustee, as attorney-in-fact for each Debtor coupled with an interest, to (a) make proof of loss, (b) adjust and compromise any claim under insurance policies, (c) appear in and prosecute any action arising from such insurance policies, and (d) collect and receive insurance proceeds, and to deduct therefrom Trustee's expenses incurred in the collection of such proceeds; provided, however, that Trustee hereby authorizes each Debtor to perform the acts enumerated in (a) through (d) above unless and until an Event of Default, a Bankruptcy Default or a Payment Default shall have occurred and be continuing and Trustee gives notice to such Debtor that it intends to exercise its right to perform any of the acts enumerated in (a) through (d) above. Nothing contained in this Section 4(k), however, shall require Trustee to incur any expense or take any action hereunder.

                    (v) If the Equipment or the Facility Real Property or any part thereof is damaged by fire or any other cause (each, a "CASUALTY")
     (a) which constitutes an Event of Loss or (b) which shall occur at any time that a Payment Default, a Bankruptcy Default or an Event of Default shall have occurred and be continuing, the applicable Debtor shall deliver to Trustee all Net Proceeds (as defined in the Indenture) of such insurance or other payments promptly upon receipt by such Debtor in the form received to be held as additional Collateral for the Secured Obligations, to be held in the Collateral Account and applied in accordance with the provisions of the Indenture. If such Casualty shall not constitute an Event of Loss, provided no Bankruptcy Default, Payment Default or Event of Default shall have occurred and be continuing, all Net Proceeds (as defined in the Indenture) of such insurance or other payments shall be paid to the applicable Debtor.

                    (vi) Trustee shall disburse insurance Proceeds which, in accordance with the provisions of the Indenture, are to be applied to restoration of the Equipment and/or the Facility Real Property on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects' certificates. The requirements set forth in the preceding sentence shall be waived with respect to insurance proceeds which, with respect to any one Casualty, (i) shall be in an aggregate amount less than $1,000,000 and (ii) in accordance with the provisions of the Indenture, are to be applied to the restoration of Equipment and/or any Facility Real Property, provided the Debtor which owns or leases such Equipment or Facility Real Property shall have delivered to Trustee certified copies of invoices evidencing such restoration.

               (l) CONDEMNATION. Each Debtor hereby assigns, transfers and sets over unto Trustee the entire Proceeds of any award and any claim for damages receivable or received by such Debtor for any of the Facility Real Property owned or leased by such Debtor taken or damaged under the power of eminent domain or by condemnation (collectively, an "AWARD"). If all or any part of the Facility Real Property shall be damaged, diminished in value or taken through condemnation or eminent domain proceedings, or if a consent settlement is entered or a transfer is made under threat of such proceedings, either temporarily or permanently (each, a "TAKING"), then, if such Taking shall constitute an Event of Loss and/or if a Bankruptcy Default, Payment Default or Event of Default shall have occurred and be continuing, the Net Proceeds (as defined in the Indenture) of such Award shall be paid to Trustee promptly upon receipt by such Debtor in the form received to be held as additional Collateral for the Secured Obligations, to be held in the Collateral Account and applied in accordance with the provisions of the Indenture. If such Taking shall not constitute an Event of Loss, provided no Bankruptcy Default, Payment Default or Event of Default shall have occurred and be continuing, the Net Proceeds (as defined in the Indenture) of such Award shall be paid to the applicable Debtor.

               (m)  CARE OF THE EQUIPMENT AND THE FACILITY REAL PROPERTY.

                    (i)(a) PRESERVATION AND MAINTENANCE. Each Debtor will preserve and maintain the Facility Real Property owned or leased by it in good condition and repair, will not commit or suffer any waste thereof, and will cause to be made from time to time all needful or proper replacements, repairs and renewals, and will perform all acts necessary to the continued operation of the Facility Real Property in accordance with its existing use as of the date hereof.

                         (b)       Each Debtor will preserve and maintain the
Equipment owned or leased by it in the same condition, repair and working order as on the date hereof or, if hereafter acquired, on the date when acquired, ordinary wear and tear excepted, and to the extent consistent with current business practices in accordance with any manufacturer's manual, and shall as quickly as practicable after the occurrence of any Casualty, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end.

                    (ii) NOTICE OF DAMAGE. In the event of a Casualty with respect to any Equipment or Facility Real Property owned or leased by any Debtor which shall constitute an Event of Loss, such Debtor will give prompt written notice thereof to Trustee.

                    (iii) RIGHT TO INSPECT. Trustee or any of its representatives is hereby authorized, with reasonable advance notice to the applicable Debtor, to enter upon and inspect the Collateral and/or the Facility Real Property at any time during normal business hours.

                    (iv) REPAIR AND REPLACEMENT. Except as expressly hereinafter provided, If all or any part of the Equipment and/or the Facility Real Property owned or leased by any Debtor shall be damaged by a Casualty, such Debtor will promptly restore the Equipment and/or the Facility Real Property to the equivalent of its condition immediately before the occurrence of such Casualty, regardless of whether or not there shall be any insurance or casualty Proceeds therefor and whether or not the same are made available by Trustee for such purpose. Any debtor's restoration obligations set forth in the preceding sentence with respect to any Casualty occurring at a Leased Property shall be subject to the terms of the lease relating thereto, including, without limitation, such Debtor's right, if any, thereunder to terminate such lease. If a Casualty shall constitute an Event of Loss, or if a Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, all insurance or casualty Net Proceeds (as defined in the Indenture) payable to such Debtor in connection with such Casualty shall be paid to Trustee promptly upon receipt by such Debtor in the form received to be held in the Collateral Account as additional Collateral for the Secured Obligations and applied in accordance with the provisions of the Indenture.

               (n) NOTICE OF LIENS. Each Debtor will advise Trustee promptly, in reasonable detail, at the address set forth in the Indenture, of any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral owned or leased by such Debtor.

               (o) TAXES. Each Debtor shall pay all taxes, assessments and levies as and to the extent required by the Indenture; PROVIDED, HOWEVER, that each Debtor shall in any event pay such taxes, assessments or levies prior to the earlier of (i) subject to Debtors' contest rights set forth in Section 4.05 of the Indenture, the date any fine, penalty, interest or cost may be added thereto and (ii) the date five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to any Collateral entered or filed against such Debtor as a result of the failure to make such payment.

               (p) LANDLORD WAIVERS; MORTGAGEE WAIVERS. Each Debtor shall use its best efforts to cause (i) any landlord of, and (ii) the holder of any mortgage encumbering, any premises owned by such Debtor where any of the Collateral owned or leased by such Debtor is or shall hereafter be located to execute and deliver to Trustee a landlord waiver or a mortgagee waiver, as the case may be, substantially in the forms annexed hereto as EXHIBIT B (each a "LANDLORD WAIVER") and EXHIBIT "C" (each a "MORTGAGEE WAIVER"), respectively. No Debtor shall enter into any such lease hereafter unless, contemporaneously with the execution and delivery thereof, the Landlord thereunder shall execute and deliver to Trustee a Landlord Waiver in the form of Exhibit "B".


               (q) GUARANTY AND CONTRIBUTION AGREEMENTS; SUBSIDIARY SECURITY AGREEMENTS; SUBSIDIARY PLEDGE AGREEMENTS; DROP-DOWN NOTES AND DROP-DOWN NOTE SECURITY AGREEMENTS. Each Debtor shall cause each Subsidiary of such Debtor (other than Subsidiaries that are Unrestricted Subsidiaries, while such Subsidiaries are Unrestricted Subsidiaries, and Box USA of Florida, L.P.), presently existing or hereafter created or acquired, to execute and deliver to Trustee (i) a Guaranty and Contribution Agreement in the form annexed to the Indenture as Exhibit C, (ii) a Subsidiary Security Agreement with respect to all of each such Subsidiary's right, title and interest in and to all personal property and fixtures (other than excluded property specified therein) in the form annexed to the Indenture as Exhibit I, (iii) a Subsidiary Pledge Agreement in the form annexed to the Indenture as Exhibit H, (iv) a Drop-Down Note in the form annexed to the Indenture as Exhibit D and (v) a Drop-Down Note Security Agreement in the form annexed to the Indenture as Exhibit E.

          5.   REMEDIES UPON AN EVENT OF DEFAULT.

              (i) The occurrence of any Event of Default under the Indenture shall constitute an Event of Default under this Security Agreement.

               (ii) From and after the occurrence and during the continuance of any Payment Default or Event of Default (other than a Bankruptcy Default) and upon the occurrence of any Bankruptcy Default and thereafter, Trustee may, subject to the provisions of the Indenture, without notice to or demand upon any Debtor, do any one or more of the following:

                     (a) Exercise any or all of the rights and remedies provided for by the applicable Uniform Commercial Code, including, without limitation, the right to recover the fees and expenses incurred by Trustee in the enforcement of the Secured Obligations and/or this Security Agreement or in connection with any Debtor's redemption of the Collateral, including fees, expenses and disbursements of attorneys, paralegals and agents;

                     (b) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from any Debtor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Debtor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of any Debtor;

                     (c) sell, assign or otherwise liquidate, or direct any Debtor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

                     (d) require any Debtor to assemble the Collateral or any part thereof and make it available at one or more places as Trustee may designate and to deliver possession of the Collateral or any part thereof to Trustee;

                     (e) use, manage, operate and control the Collateral and any Debtor's businesses and properties to preserve the Collateral or its value, including, without limitation, the rights to take possession of all of any Debtor's premises and property, to exclude any third parties (subject to the rights of the agent for and the lenders under the Credit Agreement with respect to Excluded Property described in paragraph 1 of the definition thereof), whether or not claiming under such Debtor, from such premises and property, to complete any unfinished inventory, to make repairs, replacements, alterations, additions and improvements to the Collateral, and to dispose of all or any portion of the Collateral in the ordinary course of any Debtor's business;

                     (f) use, in connection with any assembly, use or disposition of the Collateral, any intellectual property, intangibles or other technical knowledge or process used or utilized from time to time by any Debtor;

                     (g) enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Trustee from pursuing any other or further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release any Debtor until full and final payment of any deficiency has been made in cash;

                     (h) in connection with any public or private sale under the applicable Uniform Commercial Code, Trustee shall give any Debtor at least ten (10) days' prior written notice of the time and place of any public sale of its Collateral or of the time after which any private sale or other intended disposition thereof may be made, which shall be deemed to be reasonable notice of such sale or other disposition. Such notice may be given to Debtors in accordance with the provisions of Section 12(a) hereof;


                     (i) proceed by an action or actions at law or in equity to recover the Secured Obligations or to foreclose this Security Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction; and

                     (j) if Trustee recovers possession of all or any part of the Collateral pursuant to a writ of possession or other judicial process, whether prejudgment or otherwise, Trustee may thereafter retain, sell or otherwise dispose of such Collateral in accordance with this Security Agreement or the applicable Uniform Commercial Code, and following such retention, sale or other disposition, Trustee may voluntarily dismiss without prejudice the judicial action in which such writ of possession or other judicial process was issued. Each Debtor hereby consents to the voluntary dismissal by Trustee of such judicial action, and each Debtor further consents to the exoneration of any bond that Trustee files in such action.

          6. COLLATERAL ACCOUNT. All money received by any Debtor and required to be deposited in the Collateral Account shall be promptly and without commingling remitted to Trustee for deposit therein. Amounts held in the Collateral Account shall be applied or disposed of only in a manner permitted by the Indenture. Provided no Default or Event of Default shall have occurred and be continuing, all or any part of the money held in the Collateral Account shall, upon the direction of Debtors, be invested by Trustee in Cash Equivalents; PROVIDED THAT such Cash Equivalents are denominated and payable in U.S. dollars; and PROVIDED FURTHER, that all such Cash Equivalents and any interest earned thereon shall continue to be Collateral hereunder.

          7.   PROVISIONS RELATING TO COPYRIGHTS.

               (a) REPRESENTATIONS AND WARRANTIES. As of the date hereof, SCHEDULE F hereto lists all of the Copyrights and Copyright Licenses owned by each Debtor. Each Debtor has registered or filed for registration all such Copyrights. Each such Copyright is valid, subsisting, unexpired, enforceable and has not been abandoned and, to the best of each Debtor's knowledge, has not entered the public domain. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright and which could reasonably be expected to have a material adverse effect on the business operations or financial condition of any Debtor and its Subsidiaries, taken as a whole. No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright which could reasonably be expected to have a material adverse effect on the business operations or financial condition of any Debtor and its Subsidiaries, taken as a whole.

          8.   PROVISIONS RELATING TO PATENTS AND TRADEMARKS.

               (a) REPRESENTATIONS AND WARRANTIES. (i) SCHEDULE G hereto lists all Patents and Patent Licenses owned by each Debtor in its own name as of the date hereof.

                     (ii) SCHEDULE H hereto lists all Trademarks and Trademark Licenses owned by each Debtor in its own name as of the date hereof.

                     (iii) No action or proceeding is pending seeking to limit, cancel or question the validity of any Patent or Trademark which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of any Debtor and its Subsidiaries, taken as a whole.

               (b) COVENANTS. Debtors shall (i) advise Trustee of any change to Schedule G or Schedule H that would reasonably be expected to have a materially adverse affect on the security interests created hereby or on the aggregate value of the Collateral and (ii) the addition of any item to Schedule G or Schedule H.

          9. RIGHTS OF THE AGENT FOR AND THE LENDERS UNDER THE CREDIT AGREEMENT TO USE COPYRIGHTS, PATENTS, TRADEMARKS AND EQUIPMENT AND TO COPY BOOKS AND RECORDS. (a) Trustee agrees that, notwithstanding anything to the contrary in this Security Agreement, so long as the Credit Agreement shall be in full force and effect, the agent for and the lenders under the Credit Agreement shall have:

          (i) during the Inventory Liquidation Period, the non-exclusive right to use all Copyrights, Patents and Trademarks of Debtor necessary or desirable to sell Inventory (provided the use of such Copyrights, Patents and Trademarks does not infringe upon any third party's rights (other than the Debtors') therein), and

          (ii) during the Acceleration Period, the right to use the Equipment to complete any Debtor's work in process and to copy or process any of the Debtor's books, records and software with respect to the Inventory, accounts and other property described in paragraph 1(a) of the definition of Excluded Property (provided that the copying of such software shall not infringe upon any third party's rights (other than the Debtors') therein). All of the foregoing rights set forth in (i) and (ii) are referred to collectively as "ACCELERATION RIGHTS." As used herein, the terms:

          "INVENTORY LIQUIDATION PERIOD" means a period of up to ninety (90) days which shall terminate ninety (90) days after the date on which the indebtedness represented by the Senior Secured Notes is accelerated; and

          "ACCELERATION PERIOD" means the seven (7) day period commencing on the date (the "ACCELERATION DATE") which shall be no earlier than three (3) business days nor later than seven (7) business days after the date on which the agent for the lenders under the Credit Agreement shall deliver written notice to Trustee of the lenders' intention to exercise their rights under Section 9(a)(ii), such Acceleration Date to be as specified in such notice, provided however that in any event such Acceleration Period shall terminate on the date (the "ASSEMBLY DATE") on which Trustee shall cause the Equipment and any other Collateral to be assembled, prepared or shown to third parties for sale. Trustee shall endeavor to give reasonable prior notice of the Assembly Date to the agent for the lenders under the Credit Agreement, but Trustee's failure to deliver such notice shall not preclude Trustee from (y) requiring the agent for and the lenders under the Credit Agreement to cease exercising their rights under Section 9(a)(ii) or (z) selling the Equipment and any other Collateral in accordance with the provisions of the Indenture and the Collateral Documents free of any such rights of the agent for or the lenders under the Credit Agreement.

All of the Acceleration Rights granted hereunder to the agent for and the lenders under the Credit Agreement are granted subject to the provisions of Sections 9(b) and (c), and (A) shall be subject to Trustee's absolute right to sell all or any part of the Collateral, and (B) may not be assigned (except to the limited extent Inventory sold bears any Debtor's Trademarks or contains materials which are Copyrights or Patents which would have accompanied such Inventory if sold by any Debtor in the ordinary course of business) by the agent for or the lenders under the Credit Agreement in whole or in part to any Person without the prior written consent of the holders of a majority of the Senior Secured Notes.

               (b) Prior to the agent for or the lenders under the Credit Agreement exercising any Acceleration Rights, the agent for or the lenders under the Credit Agreement shall (i) maintain or cause to be maintained liability insurance with respect to any of their activities conducted on the Facility Real Property in such amounts and against such risks as shall exist as of the date hereof pursuant to the provisions of Section 4(k), (ii) have agreed in writing, in form and substance satisfactory to Trustee, to defend, indemnify and hold harmless Trustee and each of the Securityholders from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that may be imposed upon, incurred by or asserted against any of them as a result of the exercise of the Acceleration Rights by the agent for or the lenders under the Credit Agreement and (iii) have agreed in writing, in form and substance satisfactory to Trustee, to pay upon demand all costs of replacement or repair of any Equipment destroyed or damaged as a result of their exercise of the Acceleration Rights.

               (c)   Each Debtor hereby consents to the provisions of this
Section 9 and represents and warrants to Trustee and the Securityholders that the foregoing provisions of this Section 9 do not violate, conflict with or cause a breach of any agreement, instrument or other document to which any Debtor is a party. All of the rights granted by Trustee under the provisions of
Section 9(a) are contingent upon the accuracy of the representations and warranties of each Debtor under this Section 9(c).

               (d) The agent for and the lenders under the Credit Agreement are intended to be third party beneficiaries of the provisions of this Article 9 and of Trustee's covenant that the Limited Contribution Rights constitute and shall at all times constitute

Excluded Property subject to the negative pledge by Debtors set forth in
Section 4(e) so long as Section 8.15 of the Credit Agreement remains in full force and effect.

          10. TRUSTEE'S RIGHTS TO ENFORCE PURCHASE AGREEMENT RIGHTS AND SC AGREEMENT RIGHTS. In addition to the security interest granted by each Debtor to Trustee pursuant to Section 2 of this Security Agreement, each Debtor hereby assigns to Trustee for the ratable benefit of the Securityholders all its rights, title and interest, if any, in and to the Purchase Agreement Rights including, without limitation, the right, if any, to enforce the same and collect the proceeds thereof. Notwithstanding the foregoing, provided no Bankruptcy Default, Payment Default or Event of Default shall have occurred and be continuing and Trustee has not given notice to Debtors that it intends to exercise its rights under this Section 10, Debtors shall have the right to enforce the Purchase Agreement Rights.

          11. FURTHER ASSURANCES RELATING TO COPYRIGHTS, PATENTS AND TRADEMARKS. Within ten (10) days after receipt of Trustee's request, each Debtor shall prepare (if so requested by Trustee), execute and file in all applicable places, at such Debtor's sole cost and expense, all documents (the form and content of which shall be reasonably acceptable to Trustee) which, in Trustee's reasonable judgment, shall be necessary and desirable to obtain a first priority, perfected security interest in and to any or all of the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

          12.  GENERAL PROVISIONS.

               (a) NOTICES. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to each of the parties hereto at their respective addresses, set forth in SCHEDULE A.

               (b) NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Security Agreement may not be used to interpret another pledge, security or debt agreement of any Debtor or any subsidiary of any Debtor. No such pledge, security or debt agreement may be used to interpret this Security Agreement.

               (c) SEVERABILITY. The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Security Agreement in any jurisdiction.

               (d) HEADINGS. The headings in this Security Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

               (e) COUNTERPART ORIGINALS. This Security Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

               (f) BENEFITS OF SECURITY AGREEMENT; SUCCESSORS AND ASSIGNS. Nothing in this Security Agreement, express or implied, shall give to any person, other than Trustee, the Securityholders and their respective successors, transferees and assigns, any benefit or any legal or equitable right, remedy or claim under this Security Agreement except to the limited extent set forth in
Section 9(c) and Section 12(u). This Security Agreement shall be binding upon each Debtor, its successors and assigns, and inure, together with the rights and remedies of Trustee hereunder, to the benefit of Trustee, the Securityholders and their respective successors, transferees and assigns. No Debtor shall, without the prior written consent of Trustee, assign any rights, duties or obligations under this Security Agreement.

               (g) AMENDMENTS, WAIVERS AND CONSENTS. (i) Any amendment or waiver of any provision of this Security Agreement and any consent to any departure by any Debtor from any provision of this Security Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture and neither Trustee nor any Securityholder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of Trustee to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Trustee or any Securityholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Trustee or such Securityholder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          (ii) Each Debtor acknowledges that the Liens created or granted herein will or may secure obligations of Persons other than such Debtor and, in full recognition of that fact, each Debtor consents and agrees that Trustee may, pursuant to the terms of the Indenture, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof, INCLUDING any increase or decrease of the rate(s) of interest thereon;
(b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Secured Obligations or any part thereof, or any of the Collateral Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Collateral Documents or the Secured Obligations or any part thereof; (d) accept partial payments on the Secured Obligations; (e) receive and hold additional security or guaranties for the Secured Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Trustee in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Secured Obligations or any part thereof; (h) settle, release on terms satisfactory to Trustee or by operation of applicable Laws or otherwise liquidate or enforce any Secured Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate existence of Issuer or any Debtor or any other Person, and correspondingly restructure the Secured Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Debtor or the continuing existence of any Lien hereunder, under any other Collateral Document to which any Debtor is a party or the enforceability hereof or thereof with respect to all or any part of the Secured Obligations.

          (iii) Upon the occurrence and during the continuance of any Event of Default, Trustee may enforce this Security Agreement independently as to each Debtor and independently of any other remedy or security Trustee at any time may have or hold in connection with the Secured Obligations secured hereby, and it shall not be necessary for Trustee to marshal assets in favor of any Debtor or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Security Agreement. Each Debtor expressly waives any right to require Trustee to marshal assets in favor of any Debtor or any other Person or to proceed against any other Debtor or any Collateral provided by any other Debtor, and agrees that Trustee may proceed against Debtors and/or the Collateral in such order as it shall determine in its sole and absolute discretion. Trustee may file a separate action or actions against any Debtor, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Debtor agrees that Trustee and Issuer and any Affiliate of Issuer may deal with each other in connection with the Secured Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Security Agreement. Each Debtor expressly waives the benefit of any statute(s) of limitations affecting its liability hereunder or the enforcement of the Secured Obligations or any Liens created or granted herein. The Liens created or granted herein and the enforceability of this Security Agreement at all times shall remain effective to secure the full amount of all the Secured Obligations even though the Secured Obligations, INCLUDING any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Issuer or any Debtor and whether or not Issuer or any Debtor shall have any personal liability with respect thereto. Each Debtor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Issuer or any Debtor with respect to the Secured Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Secured Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Secured Obligations, (c) the cessation for any cause whatsoever of the liability of Issuer or any Debtor (other than by reason of the full payment and performance of all Secured Obligations), (d) any failure of Trustee to marshal assets in favor of any Debtor or any other Person, (e) any failure of Trustee to give notice of sale or other disposition of Collateral to any Debtor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) any failure of Trustee to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Secured Obligation, INCLUDING any failure of Trustee to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Secured Obligation, (g) any act or omission of Trustee or others that directly or indirectly results in or aids the discharge or release of any of Issuer or any Debtor or the Secured Obligations or any other security or guaranty therefor by operation of Law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Trustee to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Trustee, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person,
(n) the avoidance of any Lien in favor of Trustee for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, INCLUDING any discharge of, or bar or stay against collecting, all or any of the Secured Obligations (or any interest thereon) in or as a result of any such proceeding, or (p) any action taken by Trustee that is authorized by this
Section 12(g) or any other provision of any Collateral Document. Until such time, if any, as all of the Secured Obligations have been paid and performed in full, no Debtor shall have any right of subrogation, contribution, reimbursement or indemnity, and each Debtor expressly waives any right to enforce any remedy that Trustee now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Trustee. Each Debtor expressly waives all setoffs and counterclaims and all notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations (except as otherwise provided for herein or in any other Collateral Document), and all notices of acceptance of this Security Agreement or of the existence, creation or incurring of new or additional Secured Obligations.

               (h) INTERPRETATION OF SECURITY AGREEMENT. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. To the extent a term or provision of this Security Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant in determining the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

               (i) CONTINUING SECURITY INTEREST; TRANSFER OF COLLATERAL. This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Secured Obligations; PROVIDED, HOWEVER, that after receipt from any Debtor by Trustee of a request (which request shall be accompanied by all documentation required under the Indenture in connection with such request) for a release of any Collateral permitted under the Indenture upon the sale, transfer, assignment, exchange or other disposition of such Collateral not prohibited by the Indenture (and upon receipt by Trustee of (x) all proceeds of such sale, transfer, assignment, exchange or other disposition, unless not required to be remitted to Trustee under the Indenture or this Security Agreement, and, if applicable, (y) a perfected first priority security interest in Replacement Collateral subject to Permitted Liens), such Collateral shall be released from the Lien and security interest created hereunder in the manner and pursuant to the terms set forth in Section 12(o)(iii) below, and shall no longer constitute Collateral. Upon the payment in full of all Secured Obligations, each Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral pledged by it as shall not have been sold or otherwise applied pursuant to the terms hereof.

               (j) REINSTATEMENT. This Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Trustee or any Securityholder in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Trustee or any Securityholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Debtor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for any Debtor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

               (k) SURVIVAL OF PROVISIONS. All representations, warranties and covenants of each Debtor contained herein shall survive the execution and delivery of this Security Agreement, and shall terminate only upon the full and final payment and performance of the Secured Obligations.

               (l) POWER OF ATTORNEY. In addition to all of the powers granted to Trustee pursuant to the Indenture, each Debtor hereby appoints and constitutes Trustee as each Debtor's attorney-in-fact to exercise all of the following powers from and after the occurrence and during the continuance of any Payment Default or Event of Default (other than a Bankruptcy Default) and upon the occurrence of any Bankruptcy Default and thereafter: (i) collection of proceeds of any Collateral, (ii) in any transaction authorized by Section 5 of this Security Agreement, conveyance of any item of Collateral to any purchaser thereof, (iii) giving of any notices or recording of any Liens under Section 4(d) hereof, (iv) making of any payments or taking any acts under Section 4(h) hereof, and (v) payment or discharge of taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Trustee in its sole discretion, and such payments made by Trustee to become the obligations of such Debtor to Trustee, due and payable immediately without demand. Trustee's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments constituting or representing Collateral in the name of any

Debtor, execute and give receipt for any certificate of ownership or any document constituting or representing Collateral, transfer title to any item of Collateral, sign any Debtor's name on all financing statements or any other documents deemed necessary or appropriate by Trustee to preserve, protect or perfect the security interest in the Collateral (to the extent permitted by applicable law) and to file the same, prepare, file and sign any Debtor's name on any notice of Lien, and prepare, file and sign any Debtor's name on a proof of claim in bankruptcy or similar document against any customer of any Debtor with respect to any claim of any Debtor comprising part of the Collateral, and to take any other actions arising from or incident to the powers granted to Trustee in this Security Agreement. This power of attorney is coupled with an interest and is irrevocable by any Debtor.

               (m) WAIVERS. Each Debtor waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which any Debtor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

               (n) AUTHORITY OF TRUSTEE. (i) Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to Trustee by the terms hereof, together with such powers as are reasonably incident thereto. Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither Trustee, any director, officer, employee, attorney or agent of Trustee nor the Securityholders shall be liable to any Debtor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall Trustee be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

          (ii) Each Debtor acknowledges that the rights and responsibilities of Trustee under this Security Agreement with respect to any action taken by Trustee or the exercise or non-exercise by Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between Trustee and the Securityholders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between Trustee and each Debtor, Trustee shall be conclusively presumed to be acting as agent for the Securityholders with full and valid authority so to act or refrain from acting, and no Debtor shall be obligated or entitled to make any inquiry respecting such authority.

               (o) RELEASE; TERMINATION OF SECURITY AGREEMENT.

                    (i) Subject to the provisions of Section 12(j) hereof, this Security Agreement shall terminate upon payment in full of the Secured Obligations.

                    (ii) Each Debtor agrees that it will not sell or otherwise dispose of any of the Collateral in violation of the Indenture.

                    (iii) Upon any termination of this Security Agreement or release of any Collateral of any Debtor as permitted by the Indenture, Trustee will, at the expense of such Debtor, execute and deliver to such Debtor such documents, which shall be prepared by such Debtor if Trustee so requests, and take such other actions as such Debtor shall reasonably request to evidence the termination of this Security Agreement or the release of such Collateral, as the case may be. Any such action taken by Trustee shall be without warranty by or recourse to Trustee, except as to the absence of any prior assignments by Trustee of its interests in the Collateral, and shall be at the joint and several expense of Debtors. Trustee may conclusively rely on any certificate delivered to it by any Debtor stating that the execution of such documents and release of the Collateral is in accordance with and permitted by the terms of this Security Agreement and the Indenture.

               (p) NO DUTY. The powers conferred on Trustee and the Securityholders hereunder are solely to protect their interests in the Collateral and shall not impose any duty upon them to exercise any such powers. Except for the safe custody of any Collateral that may come into its possession and the accounting for moneys actually received by it hereunder, Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Trustee shall be deemed to exercise reasonable care in the custody and preservation of the Collateral if such Collateral is accorded treatment substantially equal to that which Trustee accords similar property in similar situations, it being understood that Trustee shall have no responsibility or liability for the collection of any proceeds of any Collateral or by reason of any invalidity, lack of value or uncollectibility of any of the payments received by it from obligors or otherwise.

               (q) PAYMENT OF FEES AND EXPENSES. Each Debtor will upon demand pay to Trustee, without duplication, the amount of any and all expenses with interest thereon at the Default Rate from the date incurred, including, without limitation, the fees and disbursements of its counsel and of any experts and agents, that Trustee may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of Trustee hereunder or
(iv) the failure by any Debtor to perform or observe any of the provisions hereof.

               (r) FINAL EXPRESSION. This Security Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of this Security Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

               (s) DEBTOR REMAINS LIABLE; OBLIGATIONS ABSOLUTE. (i) Anything herein to the contrary notwithstanding: (a) Each Debtor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by Trustee of any of the rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Trustee shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Trustee be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                    (ii) All obligations of each Debtor hereunder shall be absolute and unconditional irrespective of:

          (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Debtor;

          (b) any lack of validity or enforceability of the Indenture or any other Collateral Document, or any other agreement or instrument relating thereto;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other Collateral Document, or any other agreement or instrument relating thereto;

          (d) any exchange, release or non-perfection of any other Collateral or any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

          (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Security Agreement or any other Collateral Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 12(g) hereof or the provisions of such other Collateral Document; or

          (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Debtor.

               (t) RIGHTS OF SECURITYHOLDERS. No Securityholder shall have any independent rights hereunder other than those rights granted to individual Securityholders pursuant to the Indenture; PROVIDED THAT nothing in this subsection (t) shall limit any rights granted to Trustee under the Senior Secured Notes, the Indenture or the Collateral Documents.

               (u) LIENS; SETOFF. Each Debtor hereby grants to Trustee a continuing Lien for all of the Secured Obligations upon any and all monies, securities, and other property (other than Excluded Property described in paragraphs 1 and 4 of the definition thereof) of such Debtor, now or hereafter held or received by or in transit to,

Trustee, from or for such Debtor and also upon any and all deposit accounts (general or special) and credits if any, with Trustee, at any time existing, excluding any deposit accounts held by such Debtor in its capacity as trustee for Persons who are not Restricted Subsidiaries. Without implying any limitation on any other rights Trustee may have under the Collateral Documents or applicable Laws, from and after the occurrence and during the continuance of any Payment Default or Event of Default (other than a Bankruptcy Default) and upon the occurrence of any Bankruptcy Default and thereafter, Trustee is hereby authorized by each Debtor at any time and from time to time, without notice to any Debtor, to offset and apply to all or any part of the Secured Obligations then outstanding (whether or not then due) all moneys, credits and other property of any nature whatsoever of any Debtor now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, Trustee or any Affiliate of Trustee, all in such order and manner as shall be determined by Trustee in its sole and absolute discretion. Notwithstanding the foregoing, Trustee acknowledges that the agent for and the lenders under the Credit Agreement have a first priority security interest in the Excluded Property described in paragraph 1 of the definition thereof and agrees that all such Excluded Property which is received by Trustee shall not be subject to the rights of Trustee under this Section 12(u) and shall be returned to the agent for or the lenders under the Credit Agreement, as the case may be, promptly upon demand by any thereof.

               (v) SUBROGATION. Notwithstanding any payments made by any of the Debtors under this Security Agreement or any other Collateral Documents to which it is a party, no Debtor shall be entitled to be subrogated to any of the rights of any other Debtor, the Trustee or any Securityholder against the Issuer or any collateral security held by the Trustee for the payment of the Secured Obligations until all amounts of principal of and interest on the Senior Secured Notes and all other amounts payable by the Issuer under the Indenture and the Senior Secured Notes have been paid in full. If any amount shall be paid to any Debtor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been paid in full, such amount shall be held by such Debtor in trust for the Trustee segregated from other funds of such Debtor, and shall, forthwith upon receipt by such Debtor, be turned over to the Trustee in the exact form received by such Debtor (duly indorsed by such Debtor to the Trustee, if required), to be applied against the Secured Obligations, whether matured or unmatured, at such time and in such order as the Trustee may determine. Each Debtor acknowledges that, concurrently with the execution and delivery of this Security Agreement, it has executed and delivered the Contribution Agreement, dated of even date herewith, among Four M Corporation and each Debtor.

               (w)  UNDERSTANDINGS WITH RESPECT TO WAIVERS AND CONSENTS.
Debtors and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Debtors otherwise may have against Issuer, Trustee or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary


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


to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

               (x) GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                                   (i)  THIS SECURITY AGREEMENT SHALL BE
GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN ANY DEBTOR AND TRUSTEE ON BEHALF OF THE SECURITYHOLDERS IN CONNECTION WITH THIS SECURITY AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                                   (ii)    EACH DEBTOR AGREES THAT TRUSTEE
SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY SECURITYHOLDER(S), HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST SUCH DEBTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF TRUSTEE. EACH DEBTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF TRUSTEE. EACH DEBTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                                   (iii)   EACH DEBTOR AND TRUSTEE EACH WAIVES
ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS SECURITY AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                                   (iv)    EACH DEBTOR AGREES THAT NEITHER
TRUSTEE NOR ANY SECURITYHOLDER SHALL HAVE ANY LIABILITY TO SUCH DEBTOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY SUCH DEBTOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE

RELATIONSHIP ESTABLISHED BY THIS SECURITY AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON TRUSTEE OR SUCH SECURITYHOLDER, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF TRUSTEE OR SUCH SECURITYHOLDER, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                                   (v)  EACH DEBTOR WAIVES ALL RIGHTS OF NOTICE
AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY TRUSTEE OR ANY SECURITYHOLDER OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS. EACH DEBTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF TRUSTEE OR ANY SECURITYHOLDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF TRUSTEE OR ANY SECURITYHOLDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS SECURITY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT AMONG SUCH DEBTOR ON THE ONE HAND AND TRUSTEE AND/OR THE SECURITYHOLDERS ON THE OTHER HAND.


                            [Signature Pages Follow]

               IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                        BOX USA GROUP, INC., a
                                        New York corporation


                                        By: /s/ Mary B. Dopslaff
                                            -------------------------------
                                        Name: Mary B. Dopslaff
                                        Title: Vice President


                                        FOUR M PAPER CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Mary B. Dopslaff
                                            -------------------------------
                                        Name: Mary B. Dopslaff
                                        Title: Vice President


                                        PAGE PACKAGING CORPORATION,
                                        a California corporation


                                        By: /s/ Mary B. Dopslaff
                                            -------------------------------
                                        Name: Mary B. Dopslaff
                                        Title: Vice President


                                        BOX USA, INC., a
                                        Delaware corporation


                                        By: /s/ Mary B. Dopslaff
                                            -------------------------------
                                        Name: Mary B. Dopslaff
                                        Title: Vice President


                                        FOUR M MANUFACTURING GROUP OF GEORGIA,
                                        INC., a Pennsylvania corporation


                                        By: /s/ Mary B. Dopslaff
                                            -------------------------------
                                        Name: Mary B. Dopslaff
                                        Title: Vice President

               By its acceptance hereof, as of the day and year first above written, Trustee agrees to be bound by the provisions hereof.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By: /s/ Raymond S. Haverstock
                                            -------------------------------
                                        Name: Raymond S. Haverstock
                                        Title: Vice President